UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 5, 2007 (February 27, 2007)
SENTISEARCH, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52320	20-5655648
(State or Other Jurisdiction		(IRS Employer
of Incorporation)	(Commission File Number)	Identification No.)

1482 East Valley Road, Santa Barbara, CA		93108
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: 805-684-1830
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.
a) On February 27, 2007, Raich Ende Malter & Co. LLP (“Raich”) was dismissed by SentiSearch, Inc. as its independent registered public accounting firm. The decision to change accountants was recommended by the SentiSearch, Inc. board of directors.
The audit report of Raich on the consolidated financial statements of SentiSearch, Inc. (then a wholly-owned subsidiary of Sentigen Holding Corp.) as of and for the fiscal years ended December 31, 2004 and 2005, and for the periods January 1, 2006 through October 2, 2006 and October 11, 2006, did not contain an adverse opinion, and were not qualified or modified as to audit scope or accounting principles, except as follows: in its audit report dated October 19, 2006, Raich included a modification expressing substantial doubt about SentiSearch, Inc.’s ability to continue as a going concern because SentiSearch, Inc. is in the development stage and has suffered recurring losses.
In connection with the audits of the two fiscal years ended December 31, 2004 and 2005 and the subsequent interim period through the date of dismissal of Raich, there have been no disagreements with Raich on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of Raich would have caused Raich to make reference thereto in its reports on the financial statements of SentiSearch, Inc. for such fiscal years. None of the reportable events described in Item 304(a)(1)(iv) of Regulation S-B occurred within SentiSearch, Inc.’s fiscal years ended December 31, 2004 and 2005 or the subsequent interim period through the date of dismissal of Raich.
SentiSearch, Inc. has provided Raich with a copy of the foregoing disclosures and requested Raich to furnish it with a letter addressed to the Securities and Exchange Commission stating whether Raich agrees with the foregoing statements made by SentiSearch, Inc. and, if not, stating the respects in which it does not agree. A copy of the letter, dated March 5, 2007, furnished by Raich is filed as Exhibit 16.1 to this current report on Form 8-K.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits

16.1	Letter re: change in certifying accountant

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SentiSearch, Inc.
Date: March 5, 2007	By:	/s/ Joseph K. Pagano
		Name:	Joseph K. Pagano
		Title:	Chief Executive Officer

EXHIBIT INDEX

16.1	Letter regarding change of certifying accountant.